EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

AdStar, Inc. and Subsidiary
Marina Del Rey, California

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88848) and Forms S-3 (Nos. 333-109757, 333-11943 , 333-114913, 333-60664, 333-81338 and 333-91568) of AdStar, Inc. and Subsidiary of our report dated March 11, 2005, relating to the consolidated financial statements, which appear in this Form 10-KSB.

/s/  BDO Seidman, LLP
BDO Seidman, LLP

Los Angeles, California
March 31, 2004